Exhibit 99.1

Imation Corp. Announces Launch of Investment Adviser Subsidiary

GlassBridge Asset Management, LLC

OAKDALE, Minn., February 3, 2017 – Imation Corp. (NYSE: IMN) (“Imation”) today announced the launch of its investment adviser subsidiary, GlassBridge Asset Management, LLC (“GlassBridge”). In conjunction with the launch of GlassBridge, Imation has successfully concluded the transition of its principal business activities to become a publicly-traded alternative asset manager. Imation intends to rebrand as “GlassBridge Enterprises” in the summer of 2017. The corporate headquarters will remain in Oakdale, Minnesota.

The launch of GlassBridge is the result of the closing of a transformative, strategic transaction (the “Transaction”) with Clinton Group, Inc. (“Clinton”), a diversified asset management firm and an investment adviser registered with the U.S. Securities and Exchange Commission, on February 2, 2017. The Transaction allows for GlassBridge to place under Clinton’s management – within Clinton’s quantitative equity strategy – up to $1 billion of investment capacity for an initial term of five years.

At a special meeting of the stockholders on January 31, 2017, Imation’s stockholders approved the issuance of 12,500,000 shares of Imation’s common stock that have been issued as consideration for the provision of such investment capacity and certain related services by Clinton. Imation has the option to expand the capacity by up to $500 million in exchange for an additional 2,500,000 shares of common stock as well as the option to extend the initial term for two subsequent one-year periods in exchange for $1.75 million per year (or $2.5 million per year if the capacity expansion has been exercised).

The Transaction was structured to provide for the quick and efficient scaling of an asset management business designed to provide investors with access to quantitative equity strategies. By partnering with Clinton and leveraging its proven technology-driven strategy, GlassBridge will bypass traditional seeding models, which typically include a lengthy roll out and substantial costs. GlassBridge intends to use algorithms and other quantitative strategies with the goal of achieving consistent, competitive risk-adjusted returns for GlassBridge’s investors. In addition, over the past two months, Imation has taken steps to build its own independent organizational foundation while utilizing Clinton’s abilities and infrastructure. While GlassBridge’s intention is to primarily engage in the management of third-party assets, it may opportunistically make proprietary investments from time to time.

Imation believes that its status as a public reporting company is an ideal platform from which to grow an asset management business. The existing reporting, compliance and other regulatory requirements to which Imation is subject provide transparency, which is intended to provide investors with insight, scrutiny and comfort. In addition, Imation’s excess cash provides the potential to seed new investment strategies and effectuate accretive acquisitions.

“Over the past two years, Imation has undergone a significant transformation – eliminating money losing businesses and harvesting capital from non-core assets. The closing of this transaction and our new operating structure as a publicly-traded alternative asset manager furthers our evolution,” said Joseph A. De Perio, Non-Executive Chairman of the Board of Directors of Imation. “In consummating this transaction with Clinton, we have established a turnkey business in GlassBridge that we believe will be the foundation for an enterprise that will deliver significant value creation for stockholders over the long term. We thank stockholders for their tremendous support and are excited to focus on the future and execution of our plan.”

On February 2, 2017, Imation’s Board of Directors appointed Danny Zheng as Interim Chief Executive Officer of Imation. Mr. Zheng will continue in his role as Chief Financial Officer and will serve the Interim Chief Executive Officer until the Board of Directors appoints a new CEO. The Board of Directors is working with a nationally recognized executive search firm, focused exclusively on the placement of talent in the asset management industry, to identify strong CEO candidates. Mr. Zheng’s appointment follows Robert B. Fernander’s resignation as Imation’s Interim CEO and director on February 2, 2017.

As part of the strategic initiative that led to the launch of GlassBridge, and as previously announced, Imation closed its transaction with NXSN Acquisition Corp. (“NXSN”), an affiliate of Spear Point Capital Management LLC, pursuant to which all of the issued and outstanding common stock of Nexsan Corporation (“Nexsan”) was sold to NXSN in exchange for 50% of the issued and outstanding common stock of NXSN and a $25 million senior secured convertible promissory note. In connection with the closing of this transaction, Mr. Fernander was appointed CEO of Nexsan.

About Imation/GlassBridge

Imation Corp. (NYSE: IMN) is a holding company. The company is actively exploring a diverse range of new, strategic asset management business opportunities for its portfolio. Imation’s wholly-owned subsidiary, GlassBridge Asset Management, LLC, is an investment advisor focused on technology-driven and quantitative strategies. Imation’s partially-owned Nexsan subsidiary is a global enterprise data storage business.

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements with respect to the Transaction, the GlassBridge business and the value of both to Imation and its stockholders are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. These factors include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against Imation or others in connection with the Transaction; (2) the risk that the Transaction disrupts current plans and operations as a result of the announcement and consummation thereof; (3) the ability to recognize the anticipated benefits of the Transaction; (4) costs related to the Transaction; (5) changes in applicable laws or regulations; (6) the possibility that Imation, GlassBridge or Clinton may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in filings with the SEC by Imation. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Imation undertakes no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Disclaimers

This press release does not constitute an offer to sell or a solicitation to buy any securities in any private investment vehicle managed by GlassBridge (collectively, the “GlassBridge-Managed Funds”), and may not be relied upon in connection with any offer or sale of securities. Any such offer or solicitation may only be made pursuant to the current Confidential Private Offering Memorandum (or similar document) for any such GlassBridge-Managed Fund, which are provided only to qualified offerees and which should be carefully reviewed prior to investing.

GlassBridge is a newly formed entity and the GlassBridge funds are currently in formation state; therefore, the information provided in this press release regarding GlassBridge’s and the funds’ policies, procedures and processes, which are based on GlassBridge’s expectations on how operations will be conducted, is preliminary, is subject to change, and may not conform to actual operational experience. GlassBridge is not currently registered with the SEC as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended, or under similar state laws, and nothing in this press release constitutes investment advice with respect to securities.

GlassBridge and the funds have no operating history upon which prospective investors can evaluate their performance. The past investment performance of Clinton, or entities with which it has been associated, may not be construed as an indication of the future results of the GlassBridge funds. The GlassBridge funds’ investment programs should be evaluated on the basis that there can be no assurance that Clinton’s assessment of the short-term or long-term prospects of investments will prove accurate or that any GlassBridge fund will achieve its investment objective. GlassBridge’s multi-strategy fund is expected to launch with Clinton’s quantitative strategy as the sole initial strategy of the fund, and GlassBridge will seek to add other strategies to the multi-strategy fund throughout 2017.

Trademarks and Tradenames

This press release includes trademarks and tradenames owned by the company and its subsidiaries, including “Imation”, “Nexsan”, and “GlassBridge”. Solely for convenience, these trademarks or tradenames appear without the ® or ™ symbols, but such references are not intended to indicate in any way that the company will not assert, to the fullest extent, our rights to use these trademarks and tradenames.

Contacts

Media

Jonathan Gasthalter/Amanda Klein

Gasthalter & Co.

(212) 257-4170

Investors in Imation Corp.

Danny Zheng, Interim CEO, Chief Financial Officer

(651) 704-4311

Prospective Investors in Funds of GlassBridge Asset Management

Robert Picard, Senior Managing Director

(732) 939-9000